Exhibit 99.1

                       Secured Digital Applications, Inc.

       Chairman's Presentation at the 2008 Annual Meeting of Stockholders


Ladies and Gentlemen:

Welcome to our 2008 Annual Meeting. It is wonderful to see so many shareholders in attendance that obviously cares not only about their investment in Secured Digital Applications but the future of the Company as well. I applaud you.

I am happy to inform you that we are meeting at a time when the Company has consolidated its position in our core business in multimedia content production services and mobile communication applications.

In today's meeting, I will review the performance of your Company during the fiscal year 2007 in the backdrop of the economic and geopolitical conditions in which we operated. The purpose is to give to you the rationale behind the initiatives taken by your Company in the recent past.

Second, I will give to you an overview of the Company's financial performance during the year gone by. I propose to do this in the form of a business perspective as the Company's financials for the past year have been with you for some time.

And third, I will outline our major strategic objectives for the current year and beyond.

Fiscal year 2007 saw an increase in the growth of mobile communication applications and multimedia content production services worldwide. The market indicators remained strong and business conditions were buoyant in Asia, our major market.

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From a financial perspective, we ended the year with total revenue of $47.7 million and income of $1.6 million on a consolidated basis. Your Company's annual revenue has substantially grown from $36.95 million in 2006 to $47.7 million in fiscal year 2007 representing an increase of 30%.

I would like to summarize the milestones we have achieved during 2007 and the first half of this year.

o Your Company expanded its business offerings to include the sale of RFID chip embedded paper.

o Your Company has developed a method of automated multimedia content production and delivery that has significantly reduced the number of manual processes and lowered our content management overheads.

o Our sustained and focused marketing efforts have enabled your Company to acquire clients in China that have the potential to scale up and grow into high value relationships, laying a strong foundation for growth in 2008 and beyond.

o Your Company continues to develop new applications in the field of mobile communications. One such application that we have developed is integrating Voice Over Internet Protocol (VoIP) with multimedia content production services. This has enabled us to offer a free global calling and mobile advertising service for cell phones. I will elaborate on this new service when I cover our strategic objectives.

o Your Company has created a well-structured, scalable business matrix poised to deliver enhanced growth over a long-term period for our stockholders as evident from last year's results.


During the current fiscal year, your Company anticipates a number of challenges in the external environment. Such challenges include:

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o    Higher sales cycles
o    Employee attraction and retention
o    Competition in the marketplace; and
o    Appreciation of the Yuan against the Dollar


Your Company has put in place appropriate risk management strategies to mitigate the impact of the above challenges.

We are very optimistic about the long-term opportunities while at the same time meeting the short-term challenges. Your Company will respond to all challenges by enhancing customer focus and continuing to invest in building an efficient sales and delivery engine. Your Company will aggressively pursue new opportunities and will ensure adequate internal preparedness to take maximum advantage of such opportunities going forward.

Our strategy this year is to leverage on our core skill in multimedia content production and expand into mobile advertising. We will be looking to grow our business in each of these segments through a combination of internal growth and some strategic partnerships. We have positioned ourselves to be a major global player in the mobile advertising industry and will continue to leverage our comprehensive portfolio of service offerings, expertise and delivery excellence to enhance value to our clients.

Your Company has acquired a license from a third party to utilize their patent pending technology that will enable VoIP calls to be made from standard feature mobile phones. This is a major breakthrough as currently wireless mobile VoIP calls are only possible through PDAs, Bluetooth or WiFi enabled smartphones or laptops. Utilizing the licensed technology, we have successfully developed a gateway that is able to bridge the missing inter-operability among telecommunication companies and businesses in the mobile advertising industry. Our new service brandnamed "BluberMax" has paved the way for your Company to enter the lucrative mobile advertising market which was estimated to be worth $7.0 billion in 2008 and projected to grow to $19 billion globally in 2011.

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We have developed a business model that will allow our customers to earn reward points for viewing advertisements and exchange the reward points for free cell phone talk time, receive discount vouchers and/or other incentives. Our business model will benefit all stakeholders that will include local, national and brand advertisers, owners of local, national and global businesses, advertising resellers, people who own and use cell phones and, most importantly, you, as stockholders of Secured Digital.

BluberMax will generate a new revenue stream for Secured Digital in the distribution of mobile advertisements as well as enhancing the Company's existing revenue from multimedia content production and information technology consulting services.

Ladies and Gentlemen, while the world is developing further towards multi-polarization and economic globalization, and the global economy is softening, the extent of uncertainty is growing considerably. The U.S. subprime crisis and its impact have warned us that with the further development of financial innovations and globalization, the financial risks have become more concealed, unexpected and pervasive.

In China, where we have managed to secure a number of RFID and GPS related contracts, the country is encouraging domestic consumption as the external sector slows down by boosting fixed asset investments. Such investments include building of roads, railways, airports and the rebuilding of infrastructure in the Sichuan Province damaged by the earthquake in May this year.

Given the tough economic environment, why has your Company chosen to build out BluberMax in the U.S. and China?

We are deploying BluberMax for several reasons. First, our business model for the Company's multimedia content production service and mobile advertising is expected to perform well regardless of prevailing economic conditions. The free talk time and discount vouchers that our BluberMax provide will bring some financial relief to our customers who are facing rising consumer prices.

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Second, the combined number of cell phone registrants for the U.S. and China is approximately 850 million which is more than 25% of the world's total of 3.2 billion recorded at the end of the first quarter of this year. And third, we are well positioned to deploy BuberMax in both countries.

We started the groundwork for our entry into the China market 2 years ago and, subject to the successful completion of our field trials and approval by regulatory bodies, we hope to commercially launch our first network in Shanghai by the first quarter of 2009. In parallel, we will also be deploying BluberMax with selected channel partners in the United States in the fourth quarter of this year. A technical team from the U.S. will be recruited to assist in the build out and maintenance of the network in the U.S. and work with our team in China to provide a 24/7 customer support for BluberMax.

We are confident that BluberMax will position your Company as a strong player, able to compete with the best in the mobile advertising industry.

The Board of Directors of your Company acknowledges the fact that its role is to act as a trustee of the shareholders' investments and protect their interests. Please be assured that we shall continue to achieve the same and I want to thank all of you for staying with us.

In conclusion, we believe that Secured Digital Applications is a strong and stable company; and our core business in multimedia content production services and mobile communication applications is expected to maintain its continued growth notwithstanding the soft economic conditions worldwide. There is a strong feeling of solidarity within our organization and a tradition of doing the absolute best for our stockholders. I would also like to take this opportunity to express my sincere gratitude to all our employees for their very fine contributions during the past year.

Thank you for your confidence and I look forward to your continued support.

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